Exhibit 99.1

SOTAWALL INC.

Financial Statements

Eleven Month Period Ended November 30, 2016

SOTAWALL INC.

Index to Financial Statements

Eleven Month Period Ended November 30, 2016

Page

INDEPENDENT AUDITOR’S REPORT	1

FINANCIAL STATEMENTS

Balance Sheet	2

Statement of Income and Retained Earnings	3

Cash Flow Statement	4

Notes to Financial Statements	5 - 12

Independent Auditor’s Report

To the Shareholder of

Sotawall Inc.

We have audited the accompanying financial statements of Sotawall Inc., which comprise the balance sheet as of November 30, 2016 and the related statements of income and retained earnings and cash flows for the eleven month period then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with Canadian accounting standards for private enterprises; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sotawall Inc. as at November 30, 2016 and the results of its operations and cash flows for the eleven month period then ended in accordance with Canadian accounting standards for private enterprises.

/s/ BDO Canada LLP

Chartered Professional Accountants, Licensed Public Accountants

February 23, 2017

Toronto, Ontario

SOTAWALL INC.

Balance Sheet

As at November 30, 2016

	November 30 2016	December 31 2015 Unaudited

ASSETS

Current
Cash and cash equivalents	$24,752,303	$13,814,169
Accounts receivable (Notes 2, 7)	29,128,421	18,016,576
Harmonized sales tax receivable	878,752	1,359,118
Inventories - raw materials	1,939,775	1,447,512
Revenue earned in excess of amounts billed	3,219,583	3,819,695
Prepaid expenses and deposits	1,044,338	1,475,243
Future income taxes	502,419	3,242,414
Holdbacks receivable	83,086	4,209,540

	61,548,677	47,384,267

PROPERTY, PLANT AND EQUIPMENT (Note 3)	9,205,152	7,661,113

FUTURE INCOME TAXES	98,120	191,320

	$70,851,949	$55,236,700

LIABILITIES

Current
Accounts payable and accrued liabilities (Note 7)	$11,130,284	$7,909,465
Income taxes payable	3,450,283	3,088,840
Amounts billed in excess of revenue earned	9,099,084	15,220,495
Warranty provision (Note 5)	98,020	191,220
Future income taxes	-	1,003,580
Fair value of derivative instruments	1,911,657	12,834,323

	25,689,328	40,247,923

WARRANTY PROVISION (Note 5)	392,078	764,879

FUTURE INCOME TAXES	1,569,178	994,338

	27,650,584	42,007,140

SHAREHOLDER’S EQUITY
Share capital (Note 6)	300	300
Retained earnings	43,201,065	13,229,260

	43,201,365	13,229,560

	$70,851,949	$55,236,700

COMMITMENTS, GUARANTEE, SUBSEQUENT EVENTS (Notes 9, 11, 12)

APPROVED BY THE SOLE DIRECTOR

/s/ Juan A. Speck	Director

See notes to financial statements

SOTAWALL INC.

Statement of Income and Retained Earnings

Eleven Month Period Ended November 30, 2016

	November 30 2016	December 31 2015
		(12 Months) Unaudited

SALES (Note 7)	$123,710,675	$95,172,351

COST OF SALES (Note 7)	74,905,812	65,571,901

GROSS PROFIT	48,804,863	29,600,450

EXPENSES
Amortization	1,466,821	1,160,330
Foreign currency exchange losses (gains)	(3,944,961)	10,030,547
General and administrative (Note 7)	11,395,014	8,826,218
Interest (Note 8)	(45,478)	(66,685)

	8,871,396	19,950,410

INCOME BEFORE INCOME TAXES	39,933,467	9,650,040

INCOME TAXES
Current	7,557,207	4,883,239
Future	2,404,455	(2,468,589)

	9,961,662	2,414,650

NET INCOME	29,971,805	7,235,390

RETAINED EARNINGS - BEGINNING OF PERIOD	13,229,260	15,993,870

	43,201,065	23,229,260

DIVIDENDS PAID ON COMMON SHARES	-	(10,000,000)

RETAINED EARNINGS - END OF PERIOD	$43,201,065	$13,229,260

See notes to financial statements

SOTAWALL INC.

Cash Flow Statement

Eleven Month Period Ended November 30, 2016

	November 30 2016	December 31 2015
		(12 Months) Unaudited

OPERATING ACTIVITIES
Net income	$29,971,805	$7,235,390
Items not affecting cash:
Amortization of property, plant and equipment	1,466,821	1,160,330
Loss on disposal of property, plant and equipment	13,407	44,894
Future income taxes	2,404,455	(2,468,589)

	33,856,488	5,972,025

Changes in non-cash operating accounts:
Accounts receivable	(11,111,845)	(169,071)
Inventories - raw materials	(492,263)	(452,056)
Revenue earned in excess of amounts billed	600,112	(2,690,523)
Accounts payable and accrued liabilities	3,220,818	(6,204,547)
Income taxes payable	361,443	4,287,573
Amounts billed in excess of revenue earned	(6,121,411)	7,834,390
Prepaid expenses and deposits	430,905	38,093
Harmonized sales taxes receivable	480,366	(1,359,118)
Holdbacks receivable	4,126,454	(876,063)
Warranty provision	(466,001)	46,009

	(8,971,422)	454,687

Cash flow from operating activities	24,885,066	6,426,712

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(3,051,616)	(3,582,331)
Proceeds on disposal of property, plant and equipment	27,350	37,840
Net receipts (payments) to settle derivative instruments	(10,922,666)	9,578,892

Cash flow from (used by) investing activities	(13,946,932)	6,034,401

FINANCING ACTIVITY
Dividends paid	-	(10,000,000)

INCREASE IN CASH	10,938,134	2,461,113

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	13,814,169	11,353,056

CASH AND CASH EQUIVALENTS - END OF PERIOD	$24,752,303	$13,814,169

See notes to financial statements

SOTAWALL INC.

Notes to Financial Statements

Eleven Month Period Ended November 30, 2016

Sotawall Inc. (the “company”) is incorporated under the Business Corporations Act of Ontario. The company specializes in the design, engineering, fabrication, assembly, and installation of pre-glazed unitized curtainwall systems for industrial, commercial, institutional, residential, and mixed-use buildings. Sotawall Inc. supplies a full range of proprietary unitized curtainwall systems and develops, through technological innovation, custom curtainwall applications to meet specific project needs.

1.	SUMMARY OF ACCOUNTING POLICIES

These financial statements have been prepared in accordance with Canadian accounting standards for private enterprises.

Measurement uncertainty

Certain amounts in the financial statements are subject to measurement uncertainty and are based on the company’s best information and judgment. Actual results could differ from these estimates.

Examples of significant estimates include:

●	the determination of the contract revenues and costs of completing large fixed price contracts;

●	the useful lives of property, plant and equipment;

●	the allowance for doubtful accounts;

●	the allowance for inventory obsolescence;

●	the warranty provisions.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and bank deposits, which are unrestricted as to withdrawal and use. The company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Revenue recognition

The company records revenue from fixed price contracts using the percentage of completion method, on the basis of costs incurred. The stage of completion for recording revenue from each project is based on the total costs incurred divided by total estimated contract costs. Contract costs include all materials, labour and delivery costs directly relating to contract performance. Anticipated losses, if any, on contracts in progress are fully provided in the year in which they become evident. Revenue earned in excess of amounts billed represents the excess of costs incurred and profit earned over amounts billed on uncompleted projects. Amounts billed in excess of revenue earned represents the excess of amounts billed over costs incurred and profit earned on uncompleted projects.

Inventories - raw materials

Inventories are measured at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale. Inventories include all costs to purchase, convert and bring the inventories to their present location and condition. Cost is determined on a first-in, first-out basis. The carrying value of the inventory is recognized as an expense and included in cost of sales when it is transferred to production. Inventory valuation reserves are maintained for inventories that are slow moving or obsolete.

(continues)

SOTAWALL INC.

Notes to Financial Statements

Eleven Month Period Ended November 30, 2016

1.	SUMMARY OF ACCOUNTING POLICIES (continued)

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated amortization. Property, plant and equipment are amortized over their estimated useful lives at the following rates and methods:

Automotive equipment	30%	declining balance method
Computer hardware and software	30%	declining balance method
Leasehold improvements	20%	straight-line method
Manufacturing equipment	10%	straight-line method
Office equipment	20%	declining balance method

Impairment of long-lived assets

The company tests for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recoverability is assessed by comparing the carrying amount to the projected future undiscounted net cash flows the long-lived assets are expected to generate through their direct use and eventual disposition. When a test for impairment indicates that the carrying amount of an asset is not recoverable, an impairment loss is recognized to the extent the carrying value exceeds its fair value.

Warranty provision

A provision for potential warranty claims is calculated and adjusted at the end of each reporting period based on warranty terms and costs incurred. A major assumption underlying the estimate is that failure rates will remain constant. The method used to establish the provision is based on average historical warranty claims experienced in the preceding five years. Occasionally, warranty claims falling outside the warranty period are honoured at the discretion of management. If warranty costs exceed the provision in any year, the excess is expensed.

Future income taxes

Income taxes are reported using the future income taxes method, as follows: current income tax expense is the estimated income taxes payable for the current period after any refunds or the use of losses incurred in previous years, and future income taxes reflect:

●	the temporary differences between the carrying amounts of assets and liabilities for accounting purposes and the amounts used for tax purposes;

●	the benefit of unutilized tax losses that will more likely than not be realized and carried forward to future years to reduce income taxes.

Future income taxes are estimated using the rates enacted by tax law and those substantively enacted for the years in which future income tax assets are likely to be realized, or future income tax liabilities settled. The effect of a change in tax rates on future income tax assets and liabilities is included in net income in the year when the change is substantively enacted.

(continues)

SOTAWALL INC.

Notes to Financial Statements

Eleven Month Period Ended November 30, 2016

1.	SUMMARY OF ACCOUNTING POLICIES (continued)

Foreign currency translation

Accounts in foreign currencies have been translated into Canadian dollars using the temporal method. Under this method, monetary assets and liabilities have been translated at the year end exchange rate. Non-monetary assets have been translated at the rate of exchange prevailing at the date of transaction. Revenues and expenses have been translated at the rates of exchange during the year, except for amortization, which has been translated at the same rate as the related assets.

Realized and unrealized foreign exchange gains and losses on monetary assets and liabilities are included in the determination of net income.

Financial instruments

Measurement

The company initially measures its financial assets and financial liabilities at fair value, except for certain related party transactions that are measured at the carrying amount or exchange amount, as appropriate.

Foreign currency derivatives are subsequently measured at fair value. All gains and losses resulting from changes in the fair value of these financial instruments are recognized in net income.

All other financial assets and financial liabilities are subsequently measured at amortized cost.

Financial assets measured at amortized cost include cash and cash equivalents, accounts receivable, harmonized sales tax receivable, revenue earned in excess of amounts billed and holdbacks receivable.

Financial liabilities measured at amortized cost include accounts payable and accrued liabilities.

Impairment

Financial assets measured at cost are tested for impairment when there are indicators of impairment. The amount of the write-down is recognized in net income. The previously recognized impairment loss may be reversed to the extent of the improvement, directly or by adjusting the allowance account, provided it is no greater than the amount that would have been reported at the date of the reversal had the impairment not been recognized previously. The amount of the reversal is recognized in net income.

Transaction Costs

The company recognizes its transaction costs in net income in the period incurred. However, financial instruments that will not be subsequently measured at fair value are adjusted by the transaction costs that are directly attributable to their origination, issuance or assumption.

2.	ACCOUNTS RECEIVABLE

	November 30 2016	December 31 2015
		Unaudited

Accounts receivable	$29,161,421	$18,090,162
Less: allowance for doubtful accounts	(33,000)	(73,586)

	$29,128,421	$18,016,576

SOTAWALL INC.

Notes to Financial Statements

Eleven Month Period Ended November 30, 2016

3.	PROPERTY, PLANT AND EQUIPMENT

	Cost	Accumulated amortization	November 30 2016 Net book value	December 31 2015 Net book value
				Unaudited

Automotive equipment	$409,189	$322,152	$87,037	$120,719
Computer hardware and software	1,531,427	915,909	615,518	649,649
Leasehold improvements	801,126	256,033	545,093	661,662
Manufacturing equipment	14,413,171	7,202,737	7,210,434	5,461,668
Office equipment	1,433,589	686,519	747,070	767,415

	$18,588,502	$9,383,350	$9,205,152	$7,661,113

4.	BANK CREDIT FACILITIES

The company has various forms of bank credit facilities, including demand operating facilities of up to $8,000,000, capital asset term financing by way of purchase or lease of up to $1,000,000 each and foreign currency hedging instruments (forward contracts) of up to US $100,000,000 for contracts with maturity dates not to exceed 36 months. Interest payable on demand facilities is at the bank’s prime rate for both Canadian or US dollar denominated loans. Interest payable on term facilities is subject to pricing determined by the bank.

Security for these facilities includes a general assignment of book debts, a general security agreement forming a first ranking over all the company’s assets listed on the balance sheet, assignment of all risk insurance, assignment and postponement of claim by the parent company, priority agreements with bonding insurance providers, and an unlimited guarantee provided by a related party.

There were no loan balances payable as at November 30, 2016 or December 31, 2015.

5.	WARRANTY PROVISION

	November 30	December 31
	2016	2015
		Unaudited

Opening balance	$956,099	$910,090
Warranty costs incurred during the period	(62,855)	(25,440)
Warranty provision adjustment	(403,146)	71,449

	490,098	956,099
Less: current portion	(98,020)	(191,220)

	$392,078	$764,879

SOTAWALL INC.

Notes to Financial Statements

Eleven Month Period Ended November 30, 2016

6.	SHARE CAPITAL

	November 30 2016	December 31 2015
		Unaudited

Issued:
150 Class A common shares	$150	$150
150 Class B common shares	150	150

	$300	$300

7.	RELATED PARTY TRANSACTIONS

In the normal course of its operations, the company conducts business transactions with various related parties. These transactions are measured at the exchange amounts agreed to by the related parties, and are summarized as follows:

	November 30 2016	December 31 2015
		Unaudited

Transactions during the period
Sales to companies controlled by the shareholder	$20,238	$80,955
Purchases from companies controlled by the shareholder	6,622,411	7,752,192
Rent paid to a company owned 50% by a director	377,286	588,791
Rent paid to a company controlled by the shareholder	2,968,089	2,916,059

Balances at end of period
Rent deposits paid to a company controlled by the shareholder	$313,622	$180,000
Accounts payable to companies controlled by the shareholder	675,259	1,829,511

8.	INTEREST

Interest expense (income) is comprised of:

	November 30 2016	December 31 2015
		Unaudited

Interest paid	$26,068	$32,756
Interest earned	(71,546)	(99,441)

	$(45,478)	$(66,685)

SOTAWALL INC.

Notes to Financial Statements

Eleven Month Period Ended November 30, 2016

9.	COMMITMENTS

The company is committed to arm’s length parties under the terms of four operating real property leases, including office facilities, to the following minimum rentals:

2017	$686,069
2018	674,655
2019	667,614
2020	612,410
2021	246,838

$2,887,586

10.	SIGNIFICANT BUSINESS RELATIONSHIPS

Sotawall Inc., by the nature if its industry and the relative size of its contracts, works with several large contractors which account for a significant portion of its revenues. During the period, approximately 91% of the company’s sales were attributed to contracts with two contractors (2015 - 98%, with five contractors).

11.	GUARANTEE

The company has provided an unlimited guarantee relating to a demand non-revolving loan held by Vankirk7080 Inc., a company related by common control. At November 30, 2016, the loan payable by Vankirk7080 Inc. amounted to $5,506,250 (2015 - $6,218,750).

12.	SUBSEQUENT EVENTS

On December 14, 2016, the company sold all of its business assets, including equipment, working capital and goodwill, to Sotawall Limited, a corporation controlled by a US based public company. Under the terms of the sale agreement, the company received cash consideration in the amount of $180,000,000 less holdback of $12,600,000 in escrow, of which 25% ($3,150,000) is to be released 12 months after closing and the remaining 75% ($9,450,000) 24 months after closing.

As a condition of the sale agreement, all the unmatured foreign currency derivative instruments at the date of closing were cancelled at a cost of $1,138,589 which cost was reimbursed to the company by the purchaser.

SOTAWALL INC.

Notes to Financial Statements

Eleven Month Period Ended November 30, 2016

13.	FINANCIAL INSTRUMENTS

The company is exposed to various risks through its financial instruments and has a comprehensive risk management framework to monitor, evaluate and manage these risks. The following analysis provides information about the company’s risk exposure and concentration as of November 30, 2016.

Credit risk

Credit risk arises from the potential that a counter party will fail to perform its obligations. The company has a significant amount of cash and cash equivalents held at one financial institution which exceeds the $100,000 Canadian Deposit Insurance Corporation coverage. Furthermore, the company is exposed to credit risk from customers. In order to reduce its credit risk, the company routinely conducts credit checks on new customers and maintains provisions for probable credit losses. The concentration of credit risk is limited as its customers tend to be large contractors servicing adequately funded projects over which the company may exercise lien rights. The extent of company’s exposure to credit risk did not change significantly from the prior year.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in the market interest rates. In the opinion of management, the company is not exposed to significant interest rate risk. The extent of the company’s exposure to interest rate risk did not change significantly from the prior year.

(continues)

SOTAWALL INC.

Notes to Financial Statements

Eleven Month Period Ended November 30, 2016

13.	FINANCIAL INSTRUMENTS (continued)

Currency risk

Currency risk is the risk to the company’s earnings that arise from fluctuations of foreign exchange rates and the degree of volatility of these rates. As at November 30, 2016, the company is exposed to foreign currency exchange risk with respect to the following assets and liabilities denominated in US$:

	2016 US$	2016 CA$	2015 US$	2015 CA$

ASSETS
Cash	$2,189,790	$2,940,670	$3,398,690	$4,703,787
Accounts receivable	20,387,792	27,378,766	11,522,650	15,947,347
Revenue earned in excess of amounts billed	2,092,721	2,810,315	1,954,518	2,705,053

LIABILITIES
Accounts payable	(1,298,356)	(1,743,562)	(1,308,230)	(1,810,590)
Fair value of derivative instruments	(1,423,529)	(1,911,657)	(9,272,825)	(12,834,323)

Net asset position	$21,948,418	$29,474,532	$6,294,803	$8,711,274

Foreign Currency Derivatives

The company realizes a significant portion of its revenue in foreign currencies and routinely enters into foreign currency derivatives to manage its exposure to changes in exchange rates. The company has chosen to not apply hedge accounting, however, the company believes that these derivatives hedge the related foreign currency risk inherent in these transactions.

As at November 30, 2016, the company is subject to contractual obligations under foreign currency derivatives to sell a total of US$53,850,000 (December 31, 2015 sell US$92,375,000 and buy US$1,625,000) in exchange for CA$69,691,149 (December 31, 2015 CA$114,733,928 and CA$2,227,175 respectively) at an average exchange rate of 1.2992 (December 31, 2015 - 1.2443). The maturity dates of the derivatives range between December 2016 and November 2018, to coincide with the anticipated cash flows projected by management for the settlement of current and future trade receivables.

As mentioned in the accounting policy note, these foreign currency derivatives are recognized at fair value. The company’s derivative dealer established the foreign currency derivatives’ fair value which the company accepts as the fair value of these instruments. The aggregate carrying amount of these foreign currency derivatives is a net liability of CA$1,911,657 (December 31, 2015 unaudited - net liability of CA$12,834,323)

The maturity and face value of the foreign currency derivative financial instruments are summarized as follows:

	US$	CA$	Average rate

2016	$4,300,000	$5,430,620	1.2629
2017	30,850,000	40,173,849	1.3022
2018	18,700,000	24,356,680	1.3025

	$53,850,000	$69,961,149	1.2992